Exhibit 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Morrison Health Care, Inc. 1996 Stock Incentive Plan of our report dated June 19, 1997, with respect to the consolidated financial statements and schedule of Morrison Health Care, Inc. included and/or incorporated by reference in the Morrison Health Care, Inc.'s Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.


                                                  /s/Ernst & Young LLP

Atlanta, Georgia
November 12, 1997